UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2023

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

In support of the relationship between FuelCell Energy, Inc. (the “Company”) and ExxonMobil Technology and Engineering Company (f/k/a ExxonMobil Research and Engineering Company) (“EMTEC”) under the Joint Development Agreement dated November 5, 2019 and amended on October 29, 2021, April 29, 2022, and December 19, 2022 (the “JDA”), on April 28, 2023, the Company received a binding purchase order from ESSO Nederland B.V., an affiliate of ExxonMobil Corporation (“ExxonMobil”) and EMTEC, for long-lead fuel cell stack module equipment and tooling to be acquired from various third-party vendors, as well as engineering support from the Company that would be required in connection with the implementation of a potential demonstration of modular point source carbon capture at an ExxonMobil facility. While EMTEC has not yet made the project gate decision to use the carbon capture technology developed under the JDA in a demonstration of modular point source carbon capture at an ExxonMobil facility, this purchase order advances critical-path equipment procurement and module engineering work necessary to maintain the desired demonstration project schedule in the event of a positive project gate decision.  The Company believes that this purchase order, which was not an obligation or requirement under the JDA, represents an important step in its relationship with EMTEC and its affiliates (although it is not material to the total revenue of the Company).

The proposed commercial demonstration project, if undertaken by the Company and EMTEC, is anticipated to be a full scale prototype of the modules expected to be used in large scale systems for industrial and commercial point source carbon capture applications.  The modules that would be used at such a commercial demonstration project will use carbonate fuel cells to efficiently capture and concentrate carbon dioxide streams. In such system, combustion exhaust from an external source, like a flue stream, will be directed to the fuel cell, which electrochemically reacts fuel and air to produce power, while capturing and concentrating carbon dioxide for utilization or permanent storage. The modular design enables the technology to be deployed at a wide range of locations, operate at high efficiency, and advance business goals at hard to decarbonize industrial and commercial applications.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or the Company’s future performance that involve certain contingencies and uncertainties. The forward-looking statements include, without limitation, statements with respect to the Company’s plans and expectations regarding the continuing development and commercialization of its carbon capture technology, the Company’s expectations regarding a potential commercial demonstration project, the markets in which the Company expects to operate, the expected demand for the Company’s technology and products, and the expected capabilities of the Company’s technology and products. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risks set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 1, 2023	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer